Exhibit 10.1

AMENDMENT TO RESTRICTED STOCK AGREEMENT

This Amendment, made as of the ___ day of _____, 2008 between Lenox Group Inc., a Delaware corporation (the “Corporation”), and __________________ ( the “Grantee”).

WHEREAS, the Corporation and Grantee have entered into the Restricted Stock Agreements listed on Exhibit A, attached hereto and made a part hereof (hereinafter individually and collectively referred to as the “Agreement”); and

WHEREAS, on March 25, 2008, the Compensation Committee of the Board of Directors of the Corporation approved partial vesting of restricted shares under the Agreement in the event of a change of control of the Corporation.

NOW, THEREFORE, the parties agree as follows:

A.   Section 3.1 of the Agreement is hereby replaced in its entirety to read as follows:

3.	Vesting; Lapse of Restrictions.

3.1      The Transfer Restrictions with respect to all the shares of Restricted Stock granted under this Agreement shall lapse on the third (3rd) anniversary of the Grant Date (the “Lapse Date”) provided the Grantee continues to be serving as a director of the Corporation until such Lapse Date; provided, however, that the Transfer Restrictions with respect to all the shares of Restricted Stock shall lapse, if sooner, on the date of the Grantee’s termination of service as a director of the Corporation as a result of the Grantee’s retirement (which may be without Committee approval at or after age 74 or with Committee approval if before age 74 (“Qualifying Retirement”)) or death (also, a “Lapse Date”), and, provided further, that in the event of a change of control, as defined in the 2004 Stock Incentive Plan, the Transfer Restrictions shall lapse with respect such number of shares of Restricted Stock to be determined by multiplying the number of shares of Restricted Stock as set forth in this Agreement by a fraction, the numerator of which is the number of months from the grant date to the change in control date and the denominator is thirty-six months (also, a “Lapse Date”). Notwithstanding anything in the vesting acceleration provision contained in the proviso of the preceding sentence to the contrary, in no event shall the Grantee be vested or otherwise entitled to more than one hundred percent (100%) of the shares of Restricted Stock granted pursuant to section 1.1 above.

B.   Except as specifically provided herein, all other terms and conditions of the Agreement remain the same.

LENOX GROUP INC.		GRANTEE

By:		By:
Fred Spivak, COO/CFO